EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the inclusion in, and incorporation by reference in, the annual report on Form 10-KSB of Northwest Bancorporation, Inc. of our report dated January 23, 2004, on our audit of the financial statements and financial statement schedules of Northwest Bancorporation, Inc. as of and for the years ended December 31, 2003 and 2002. We also consent to the reference to our firm in such annual report.

/s/ Moss Adams LLP

Spokane, Washington

March 23, 2004